Exhibit 99.1

DXC Technology Reports Second Quarter Fiscal 2020 Results

•

Q2 earnings per share from continuing operations was $(8.19), including the cumulative impact of certain items of $(9.57) per share, reflecting goodwill impairment, restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, gain on arbitration award, and a tax adjustment related to prior restructuring charges

•	Q2 non-GAAP earnings per share was $1.38

•

Q2 loss from continuing operations was $(2,115) million, including the cumulative impact of certain items of $(2,477) million, reflecting goodwill impairment, restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, gain on arbitration award, and a tax adjustment related to prior restructuring charges

•	Q2 non-GAAP income from continuing operations was $362 million

•	Q2 EBIT of $(1,962) million, adjusted for certain items is $529 million and adjusted EBIT margin was 10.9%, compared with 15.9% in the prior year

•	Q2 net cash provided by operating activities was $1,651 million

•	Q2 adjusted free cash flow was $739 million

TYSONS, Va., November 11, 2019—DXC Technology (NYSE: DXC) today reported results for the second quarter of fiscal year 2020, representing the period from July 1 through September 30, 2019.

“During my first two months as CEO, I have met with many of our largest customers and most of our people around the world,” said Mike Salvino, president and CEO. “I am very pleased with our global talent base, capabilities and the scale and scope of our offerings. DXC has a loyal, global customer base for whom we manage mission-critical operations. I am confident that by strengthening our focus on our people, customers and operational execution, we will deliver better financial results and be positioned to grow profitably while unlocking value for our shareholders.”

Financial Highlights—Second Quarter Fiscal 2020

•

Diluted earnings per share from continuing operations was $(8.19) in the second quarter, including $(11.10) per share of goodwill impairment, $(0.11) per share of restructuring costs, $(0.18) per share of transaction, separation and integration-related costs, $(0.45) per share of amortization of acquired intangible assets, $2.43 per share of gain on arbitration award, and $(0.11) per share of tax adjustment related to prior restructuring charges. This compares with $0.92 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $1.38. This compares with $2.02 in the year ago period.

•	Revenue in the second quarter was $4,851 million. Revenue decreased 3.2% compared with $5,013 million in the prior year.

•

Loss from continuing operations before income taxes was $(1,999) million in the second quarter, including $(2,887) million of goodwill impairment, $(32) million of restructuring costs, $(53) million of transaction, separation and integration-related costs, $(151) million of amortization of acquired intangibles, and $632 million of gain on arbitration award. This compares with $332 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $492 million compared with $749 million in the year ago period.

•

Net loss was $(2,115) million for the second quarter, including $(2,887) million of goodwill impairment, $(28) million of restructuring costs, $(48) million of transaction, separation and integration-related costs, $(117) million of amortization of acquired intangibles, $632 million of gain on arbitration award, and $(29) million of tax adjustment related to prior restructuring charges. This compares with $259 million in the prior year period.

•	Non-GAAP net income was $362 million.

•	Adjusted EBIT was $529 million in the second quarter compared with $799 million in the prior year. Adjusted EBIT margin was 10.9% compared with 15.9% in the year ago quarter.

•	Net cash provided by operating activities was $1,651 million in the second quarter, compared with $480 million in the year ago period.

•	Adjusted free cash flow was $739 million in the second quarter.

Global Business Services (GBS)

GBS revenue was $2,285 million in the quarter compared with $2,111 million for the prior year. GBS revenue increased 8.2% year-over-year, including an unfavorable foreign currency exchange rate impact of 2.3%. GBS revenues increased 10.5% year-over-year at constant currency reflecting contribution from acquisitions, including Luxoft. GBS profit margin in the quarter was 15.7%, compared with 18.9% in the prior year, reflecting investments to support Digital hiring and capabilities. New business awards for GBS were $1.9 billion in the second quarter.

Global Infrastructure Services (GIS)

GIS revenue was $2,566 million in the quarter compared with $2,902 million for the prior year. GIS revenues decreased 11.6% year-over-year, including an unfavorable foreign currency exchange rate impact of 2.5%. GIS revenues decreased 9.1% year-over-year at constant currency, reflecting declines in our traditional infrastructure businesses. GIS profit margin in the quarter was 9.5%, compared with 16.3% in the prior year, reflecting a slowdown in delivery cost take-out actions. New business awards for GIS were $1.9 billion in the second quarter.

Returning Capital to Shareholders

During the second quarter, DXC Technology returned $306 million to shareholders, consisting of $56 million in common stock dividends and $250 million in share repurchases.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results today at 4:45 p.m. EST. The dial-in number for domestic callers is 888-204-4368. Callers who reside outside of the United States should dial +1-929-477-0402. The passcode for all participants is 1570708. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 18, 2019. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States. The replay passcode is also 1570708. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes (“EBIT”), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology

DXC Technology (NYSE: DXC), the world’s leading independent, end-to-end IT services company, manages and modernizes mission-critical systems, integrating them with new digital solutions to produce better business outcomes. The company’s global reach and talent, innovation platforms, technology independence and extensive partner network enable more than 6,000 private- and public-sector customers in 70 countries to thrive on change. For more information, visit www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, and any updating information in subsequent SEC filings including DXC’s upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:

•	Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

•	Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, smurali30@dxc.com

•	Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Condensed Consolidated Statements of Operations

(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues	$4,851	$5,013	$9,741	$10,295

Costs of services	3,679	3,518	7,301	7,385
Selling, general and administrative	489	569	996	1,009
Depreciation and amortization	467	484	937	955
Goodwill impairment losses	2,887	—	2,887	—
Restructuring costs	32	157	174	342
Interest expense	104	83	195	168
Interest income	(67)	(33)	(97)	(65)
Gain on arbitration award	(632)	—	(632)	—
Other income, net	(109)	(97)	(227)	(191)

Total costs and expenses	6,850	4,681	11,534	9,603

(Loss) income from continuing operations before income taxes	(1,999)	332	(1,793)	692
Income tax expense	116	73	154	202

(Loss) income from continuing operations	(2,115)	259	(1,947)	490
Income from discontinued operations, net of tax	—	—	—	35

Net (loss) income	(2,115)	259	(1,947)	525
Less: net income (loss) attributable to non-controlling interest, net of tax	4	(3)	9	4

Net (loss) income attributable to DXC common stockholders	$(2,119)	$262	$(1,956)	$521

(Loss) income per common share:
Basic:
Continuing operations	$(8.19)	$0.93	$(7.44)	$1.72
Discontinued operations	—	—	—	0.12

	$(8.19)	$0.93	$(7.44)	$1.84

Diluted:
Continuing operations	$(8.19)	$0.92	$(7.44)	$1.69
Discontinued operations	—	—	—	0.12

	$(8.19)	$0.92	$(7.44)	$1.81

Cash dividend per common share	$0.21	$0.19	$0.42	$0.38

Weighted average common shares outstanding for:
Basic EPS	258.71	281.37	262.83	282.89
Diluted EPS	258.71	285.78	262.83	287.53

Selected Consolidated Balance Sheet Data

(preliminary and unaudited)

	As of
(in millions)	September 30, 2019	March 31, 2019
Assets
Cash and cash equivalents	$2,880	$2,899
Receivables, net	4,611	5,181
Prepaid expenses	671	627
Other current assets	328	359

Total current assets	8,490	9,066

Intangible assets, net	6,293	5,939
Operating right-of-use assets, net	1,482	—
Goodwill	5,784	7,606
Deferred income taxes, net	330	355
Property and equipment, net	3,555	3,179
Other assets	3,582	3,429

Total Assets	$29,516	$29,574

Liabilities
Short-term debt and current maturities of long-term debt	$1,471	$1,942
Accounts payable	1,603	1,666
Accrued payroll and related costs	684	652
Current operating lease liabilities	489	—
Accrued expenses and other current liabilities	2,943	3,355
Deferred revenue and advance contract payments	1,571	1,630
Income taxes payable	213	208

Total current liabilities	8,974	9,453

Long-term debt, net of current maturities	7,698	5,470
Non-current deferred revenue	234	256
Non-current operating lease liabilities	1,139	—
Non-current income tax liabilities and deferred tax liabilities	1,269	1,184
Other long-term liabilities	1,332	1,486

Total Liabilities	20,646	17,849

Total Equity	8,870	11,725

Total Liabilities and Equity	$29,516	$29,574

Condensed Consolidated Statements of Cash Flows

(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net (loss) income	$(1,947)	$525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	946	1,002
Goodwill impairment losses	2,887	—
Operating right-of-use expense	340	—
Share-based compensation	48	41
Gain on dispositions	(4)	(65)
Unrealized foreign currency exchange gains	(50)	(12)
Other non-cash charges, net	2	(18)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in assets	167	(483)
Decrease in operating lease liability	(340)	—
Decrease in other liabilities	(464)	(141)

Net cash provided by operating activities	1,585	849

Cash flows from investing activities:
Purchases of property and equipment	(192)	(133)
Payments for transition and transformation contract costs	(158)	(183)
Software purchased and developed	(126)	(125)
Payments for acquisitions, net of cash acquired	(1,921)	(43)
Business dispositions	—	(65)
Cash collections related to deferred purchase price receivable	371	445
Proceeds from sale of assets	40	57
Short-term investing	(75)	—
Other investing activities, net	14	(1)

Net cash used in investing activities	(2,047)	(48)

Cash flows from financing activities:
Borrowings of commercial paper	2,879	1,158
Repayments of commercial paper	(2,866)	(1,158)
Borrowings on long-term debt, net of discount	2,198	483
Principal payments on long-term debt	(519)	(2,036)
Payments on finance leases and borrowings for asset financing	(421)	(475)
Borrowings for USPS spin transaction	—	1,114
Proceeds from bond issuance	—	753
Proceeds from stock options and other common stock transactions	10	36
Taxes paid related to net share settlements of share-based compensation awards	(12)	(20)
Repurchase of common stock and advance payment for accelerated share repurchase	(650)	(447)
Dividend payments	(107)	(105)
Other financing activities, net	(32)	11

Net cash provided by (used in) financing activities	480	(686)

Effect of exchange rate changes on cash and cash equivalents	(37)	(64)

Net (decrease) increase in cash and cash equivalents	(19)	51
Cash and cash equivalents at beginning of year	2,899	2,729

Cash and cash equivalents at end of period	$2,880	$2,780

Segment Results

The following table summarizes segment revenue for the second quarter and first six months of fiscal 2020 and 2019:

Segment Revenue
	Three Months Ended
(in millions)	September 30, 2019	September 30, 2018	% Change	% Change in Constant Currency
Global Business Services	$2,285	$2,111	8.2%	10.5%
Global Infrastructure Services	2,566	2,902	(11.6)%	(9.1)%

Total Revenues	$4,851	$5,013	(3.2)%	(0.8)%

	Six Months Ended
(in millions)	September 30, 2019	September 30, 2018	% Change	% Change in Constant Currency
Global Business Services	$4,444	$4,324	2.8%	5.4%
Global Infrastructure Services	5,297	5,971	(11.3)%	(8.3)%

Total Revenues	$9,741	$10,295	(5.4)%	(2.6)%

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended		Six Months Ended
(in millions)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Profit
GBS profit	$359	$400	$725	$803
GIS profit	243	473	583	947
All other loss	(73)	(74)	(127)	(148)
Interest income	67	33	97	65
Interest expense	(104)	(83)	(195)	(168)
Restructuring costs	(32)	(157)	(174)	(342)
Transaction, separation and integration-related costs	(53)	(128)	(158)	(198)
Amortization of acquired intangible assets	(151)	(132)	(289)	(267)
Goodwill impairment losses	(2,887)	—	(2,887)	—
Gain on arbitration award gain	632	—	632	—

(Loss) income from continuing operations before income taxes	$(1,999)	$332	$(1,793)	$692

Segment profit margins
GBS	15.7%	18.9%	16.3%	18.6%
GIS	9.5%	16.3%	11.0%	15.9%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income and non-GAAP EPS, constant currency revenues, net debt and net debt-to-total capitalization.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate-wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC, as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS targets.

Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets and transaction, separation and integration-related costs.

Incremental amortization of intangible assets acquired through business combinations may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangibles assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer related intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC’s non-GAAP adjustments include:

•	Restructuring costs—reflects costs, net of reversals, related to workforce optimization and real estate charges.

•

Transaction, separation and integration-related costs—reflects costs related to integration planning, financing, and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets—reflects amortization of intangible assets acquired through business combinations.

•	Goodwill impairment losses—reflects impairment losses on goodwill.

•	Arbitration award gain—reflects a gain related to the HPES merger arbitration award.

•

Tax adjustment—for fiscal 2020 periods, reflects the impact of tax entries related to prior restructuring charges, and for fiscal 2019 periods, reflects the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017. Income tax expense of other non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.

EBIT and Adjusted EBIT

A reconciliation of net income to adjusted EBIT is as follows:

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net (loss) income	$(2,115)	$259	$(1,947)	$525
Income from discontinued operations, net of taxes	—	—	—	(35)
Income tax expense	116	73	154	202
Interest income	(67)	(33)	(97)	(65)
Interest expense	104	83	195	168

EBIT	(1,962)	382	(1,695)	795
Restructuring costs	32	157	174	342
Transaction, separation, and integration-related costs	53	128	158	198
Amortization of acquired intangible assets	151	132	289	267
Goodwill impairment losses	2,887	—	2,887	—
Gain on arbitration award	(632)	—	(632)	—

Adjusted EBIT	$529	$799	$1,181	$1,602

Adjusted EBIT margin	10.9%	15.9%	12.1%	15.6%
EBIT margin	(40.4)%	7.6%	(17.4)%	7.7%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended September 30, 2019	Six Months Ended September 30, 2019
Net cash provided by operating activities	$1,651	$1,585
Net cash used in investing activities (1)	(225)	(1,972)
Acquisitions, net of cash acquired	10	1,921
Payments on capital leases and other long-term asset financings	(211)	(421)
Payments on transaction, separation and integration-related costs	41	135
Payments on restructuring costs	105	197
Arbitration award	(632)	(632)

Adjusted free cash flow	$739	$813

(1)	Excludes short-term investments.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended September 30, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,679	$—	$—	$—	$—	$—	$—	$3,679
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	489	—	(53)	—	—	—	—	436
(Loss) income from continuing operations before income taxes	(1,999)	32	53	151	2,887	(632)	—	492
Income tax expense	116	4	5	34	—	—	(29)	130

Net (loss) income	(2,115)	28	48	117	2,887	(632)	29	362
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	—	—	4

Net (loss) income attributable to DXC common stockholders	$(2,119)	$28	$48	$117	$2,887	$(632)	$29	$358

Effective tax rate	(5.8)%							26.4%

Basic EPS from continuing operations	$(8.19)	$0.11	$0.19	$0.45	$11.16	$(2.44)	$0.11	$1.38
Diluted EPS from continuing operations	$(8.19)	$0.11	$0.18	$0.45	$11.10	$(2.43)	$0.11	$1.38

Weighted average common shares outstanding for:
Basic EPS	258.71	258.71	258.71	258.71	258.71	258.71	258.71	258.71
Diluted EPS	258.71	260.03	260.03	260.03	260.03	260.03	260.03	260.03

	Six Months Ended September 30, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,301	$—	$—	$—	$—	$—	$—	$7,301
Selling, general, and administrative (excludes depreciation and amortization and restructuring costs)	996	—	(158)	—	—	—	—	838
(Loss) income from continuing operations before income taxes	(1,793)	174	158	289	2,887	(632)	—	1,083
Income tax expense	154	32	27	65	—	—	(29)	249

Net (loss) income	(1,947)	142	131	224	2,887	(632)	29	834
Less: net income attributable to non-controlling interest, net of tax	9	—	—	—	—	—	—	9

Net (loss) income attributable to DXC common stockholders	$(1,956)	$142	$131	$224	$2,887	$(632)	$29	$825

Effective Tax Rate	(8.6)%							23.0%

Basic EPS from continuing operations	$(7.44)	$0.54	$0.50	$0.85	$10.98	$(2.40)	$0.11	$3.14
Diluted EPS from continuing operations	$(7.44)	$0.54	$0.50	$0.85	$10.91	$(2.39)	$0.11	$3.12

Weighted average common shares outstanding for:
Basic EPS	262.83	262.83	262.83	262.83	262.83	262.83	262.83	262.83
Diluted EPS	262.83	264.61	264.61	264.61	264.61	264.61	264.61	264.61

	Three Months Ended September 30, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,518	$—	$—	$—	$3,518
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	569	—	(128)	—	441
Income from continuing operations before income taxes	332	157	128	132	749
Income tax expense	73	41	30	32	176

Income from continuing operations	259	116	98	100	573
Income from discontinued operations, net of tax	—	—	—	—	—

Net income	259	116	98	100	573
Less: net (loss) attributable to non-controlling interest, net of tax	(3)	—	—	—	(3)

Net income attributable to DXC common stockholders	$262	$116	$98	$100	$576

Effective Tax Rate	22.0%				23.5%

Basic EPS from continuing operations	$0.93	$0.41	$0.35	$0.36	$2.05
Diluted EPS from continuing operations	$0.92	$0.41	$0.34	$0.35	$2.02

Weighted average common shares outstanding for:
Basic EPS	281.37	281.37	281.37	281.37	281.37
Diluted EPS	285.78	285.78	285.78	285.78	285.78

	Six Months Ended September 30, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,385	$—	$—	$—	$—	$7,385
Selling, general, and administrative (excludes depreciation and amortization and restructuring costs)	1,009	—	(198)	—	—	811
Income from continuing operations before income taxes	692	342	198	267	—	1,499
Income tax expense (benefit)	202	82	46	65	(33)	362

Income from continuing operations	490	260	152	202	33	1,137
Income from discontinued operations, net of tax	35	—	—	—	—	35

Net income	525	260	152	202	33	1,172
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	4

Net income attributable to DXC common stockholders	$521	$260	$152	$202	$33	$1,168

Effective Tax Rate	29.2%					24.1%

Basic EPS from continuing operations	$1.72	$0.92	$0.54	$0.71	$0.12	$4.01
Diluted EPS from continuing operations	$1.69	$0.90	$0.53	$0.70	$0.11	$3.94

Weighted average common shares outstanding for:
Basic EPS	282.89	282.89	282.89	282.89	282.89	282.89
Diluted EPS	287.53	287.53	287.53	287.53	287.53	287.53